Exhibit 10.9

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

EXECUTION VERSION

ASSET PURCHASE AGREEMENT

by and between

Brickell Biotech, Inc.
as Purchaser

And

Panmira Pharmaceuticals, LLC
as Seller

Dated as of January 30, 2015

TABLE OF CONTENTS

Page

ARTICLE 1	DEFINITIONS 1

1.1	Definitions 1

1.2	Interpretation 9

ARTICLE 2	PURCHASE & SALE OF PURCHASED ASSETS 9

2.1	Purchased Assets 9

2.2	Assumed Liabilities 10

2.3	Purchase Price; Payment of Purchase Price 10

2.4	Milestone Payments 10

2.5	Royalties 12

2.6	Licensing Revenue Payments 13

2.7	Payments; Audits 14

2.8	Allocation of Purchase Price 15

2.9	Closing 15

2.10	Transfer Taxes 15

2.11	Withholding 15

ARTICLE 3	REPRESENTATIONS AND WARRANTIES OF SELLER 16

3.1	Organization and Qualification 16

3.2	Authority Relative to this Agreement 16

3.3	No Conflict 16

ARTICLE 4	REPRESENTATIONS AND WARRANTIES OF PURCHASER 16

4.1	Organization and Qualification 16

4.2	Authority Relative to this Agreement 16

4.3	No Conflict 17

4.4	No Implied Representations 17

ARTICLE 5	CLOSING DELIVERABLES 17

5.1	Closing Deliverables of Purchaser 17

5.2	Closing Deliverables of Seller 17

ARTICLE 6	ADDITIONAL COVENANTS 18

6.1	Further Assurances 18

6.2	Patent Assignment 18

6.3	Public Announcements 18

6.4	Confidentiality 18

6.5	Expenses 19

6.6	Transfer of Purchased Assets 19

ARTICLE 7	GENERAL 19

7.1	Survival 19

7.2	Notices 20

i

TABLE OF CONTENTS
(continued)

Page

7.3	Severability 21

7.4	Assignment; Binding Effect 21

7.5	No Third-Party Beneficiaries 21

7.6	Incorporation of Exhibits 21

7.7	Governing Law 21

7.8	Headings; Interpretation 21

7.9	Counterparts; Facsimiles 21

7.10	Entire Agreement 22

7.11	Specific Enforcement 22

7.12	Waivers and Amendments; Non-Contractual Remedies; Preservation of Remedies 22

-ii-

EXHIBITS
Exhibit A — Form of Assignment and Assumption Agreement
Exhibit B — Form 8594
Exhibit C — Form of Patent Assignment
Exhibit D — Assigned Patents
Exhibit E-1 — [***] Compound Structure
Exhibit E-2 — [***] Compound Structure
Exhibit F — Inventory
Exhibit G — [***] Reference Letter
Exhibit H — [***] Reference Letter

ASSET PURCHASE AGREEMENT
THIS ASSET PURCHASE AGREEMENT is made as of January 30, 2015 by and between Brickell Biotech, Inc., a Delaware corporation (“Purchaser”), and Panmira Pharmaceuticals, LLC, a Delaware limited liability company (“Seller”).
RECITALS:
Subject to the terms and conditions set forth herein, Seller desires to sell, convey, transfer, assign and deliver to Purchaser, and Purchaser desires to purchase and acquire from Seller, all of Seller’s right, title and interest in and to all of the Purchased Assets (the “Acquisition”).
NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the Parties, intending to be legally bound, hereby agree as follows:
ARTICLE I

DEFINITIONS
1.1    Definitions. As used herein, the following terms shall have the following meanings:
“Accounting Standards” shall mean, as applicable: (a) U.S. generally accepted accounting principles or (b) international financial reporting standards.
“Acquisition” shall have the meaning given to such term in the Recitals.
“Affiliate” shall mean with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person; provided, that, for purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.
“Agreement” shall mean this Asset Purchase Agreement.
“Assigned Data” shall mean (a) all data and results of any research, preclinical, clinical, stability, toxicology or other study of any Compound conducted by or on behalf of Seller, and (b) all Chemistry, Manufacturing and Controls (CMC) or other manufacturing (including process development) data generated by or on behalf of Seller.
“Assigned Patents” shall mean:
(a)    the patent and patent applications owned by Seller immediately prior to the Closing that claim the composition of matter or formulation of, or any method of making or using, or that otherwise claim, Compound, including the patents and patent applications listed on Exhibit D;

(b)    any and all divisionals, continuations and continuations-in-part of the patents and patent applications referenced in the preceding subsection (a);
(c)    the foreign patent applications associated with the patent applications referenced in the preceding subsections (a) and (b);
(d)    the patents issued or issuing from the patent applications referenced in the preceding subsections (a) through (c); and
(e)    reissues, reexaminations, restorations (including supplemental protection certificates) and extensions of any patent or patent application referenced in the preceding subsections (a) through (d).
“Assigned Technology” shall mean the Assigned Patents and Assigned Data.
“Assignment and Assumption Agreement” shall have the meaning given to such term in Section 5.1.
“Assumed Liabilities” shall have the meaning given to such term in Section 2.2.
“Business Day” shall mean any day other than a Saturday, Sunday or a day on which banks in California or Florida are obligated by applicable Law or executive Order to close or are otherwise generally closed.
“Closing” shall have the meaning given to such term in Section 2.99.
“Closing Cash Payment” shall have the meaning given to such term in Section 2.3.
“Closing Date” shall have the meaning given to such term in Section 2.99.
“Code” shall mean the Internal Revenue Code of 1986, as it may be amended from time to time, and any successor thereto.
“Compound” shall mean: [***]; (c) any other compound, the manufacture, use or sale of which is claimed generically or specifically in any of the patents and patent applications listed on Exhibit D, and (d) any and all pharmaceutically active derivatives of any compound described in clause (a), clause (b) or clause (c) above, including, any prodrug, metabolite, ester, salt, hydrate, solvate, polymorph, isomer or enantiomer thereof, including compositions containing such compound, prodrug or metabolites, or esters, salts, hydrates, solvates, polymorphs, isomers or enantiomers of any compound described in clause (a), clause (b) or clause (c) above, whether existing on the Closing Date or generated or synthesized by or on behalf of Purchaser or any of its Affiliates or licensees after the Closing.
“Combination Product” shall mean a Product that is sold in a finished dosage form containing a Compound in combination with one or more Other Actives.
“Confidential Information” shall have the meaning given to such term in Section 6.4.

“Confidentiality Agreement” shall have the meaning given to such term in Section 6.4.
[***].
“[***]” shall have the meaning given to such term in Section 2.4(a)(i).
“[***]” shall have the meaning given to such term in Section 2.4(a)(i).
“EMA” shall mean the European Medicines Agency or any successor agency thereto.
“EU” shall mean the European Union.
“EU Country” shall mean any EU member state.
“EU Marketing Approval” shall mean (a) in the European Union, approval by the EMA of an NDA filed pursuant to the centralized EMA filing procedure, or (b) if no NDA is filed with the EMA pursuant to the centralized EMA filing procedure, approval by the relevant Regulatory Authority of any EU Country of an NDA filed with such Regulatory Authority pursuant to the applicable filing procedures in such EU Country.
“Exception” shall have the meaning given to such term in Section 3.2.
“Excluded Assets” shall have the meaning given to such term in Section 2.1.
“FDA” shall mean the United States Food and Drug Administration or any successor agency thereto.
“First Commercial Sale” shall mean, with respect to a Product in a country or other regulatory jurisdiction, the first sale of such Product for end use or consumption in such country or jurisdiction after receipt of Marketing Approval for such Product in such country or jurisdiction.
“Form 8594” shall have the meaning given to such term in Section 2.88.
“Generic Version” shall mean, with respect to a Product, on a country-by-country basis, a pharmaceutical product that: (a) is sold in a given country by a Third Party, other than Purchaser, any of its Affiliates, any Licensee, or any other Person in a chain of distribution originating from Purchaser, any of its Affiliates or any Licensee; (b) contains the same Compound (and, if such Product is a fixed-dose combination that also contains any other active pharmaceutical ingredient that is not a Compound, the same other active ingredient(s)) as such Product in the same dosage form as such Product; and (c) has been approved for marketing by the relevant Regulatory Authority in such country (or by the EMA, if applicable, in the case of an EU Country) in reliance on the Marketing Approval for such Product in such country (or by the EMA, if applicable, in the case of an EU Country), including any such pharmaceutical product that has been approved for marketing (i) in the United States, pursuant to Section 505(b)(2) or Section 505(j) of the Act (21 U.S.C. §355(b)(2) or 21 U.S.C. §355(j), respectively), (ii) in the EU or an EU Country, as a “generic medicinal product” pursuant to Article 10 of Parliament and Council Directive 2001/83/EC as amended (including an application under Article 6.1 of Parliament and Council Regulation (EC) No 726/2004

that relies for its content on any such provision), or (iii) in any other country or jurisdiction, pursuant to any equivalent of the foregoing laws, regulations or directives, wherein the approval of such pharmaceutical product is based on reference to the Marketing Approval for such Product in such country or jurisdiction and a demonstration of bio-equivalence to such Product and which may be substituted for the Product without any action by the physician or health care practitioner.
“Governmental Authorities” shall mean all agencies, authorities, bodies, boards, commissions, courts, instrumentalities, legislatures and offices of any nature whatsoever of any government or political subdivision, whether foreign, federal, state, county, district, municipality, city or otherwise.
“IND” shall mean an Investigational New Drug Application filed with the FDA pursuant to Part 312 of Title 21 of the U.S. Code of Federal Regulations (or its successor regulation), or the equivalent application or filing filed with any equivalent agency or governmental authority outside the United States of America (including any supra-national agency such as the EMA).
“IND Reference Letters” shall have the meaning given to such term in Section 6.6.
“Indication” shall mean a specific disease, disorder or other medical condition: (a) which a Product is intended to treat, prevent or diagnose, as evidenced by the protocol for a clinical trial of such Product or by the proposed Product labeling in an NDA filed with a Regulatory Authority for such Product; or (b) which is contained in a Product’s labeling approved by a Regulatory Authority as part of the Marketing Approval for such Product.
“Initiation” of a clinical trial shall mean first dosing of the first patient in such clinical trial.
“Inventory” shall mean all inventory of the Compound or Products, and raw materials used or consumed by Seller or its agents in the production of finished goods in the possession or control of Seller as of immediately prior to the Closing which is set forth on Exhibit F.
“IRS” shall mean the United States Internal Revenue Service.
[***].
[***].
“Laws” shall mean any Federal, state, foreign or local statute, law, ordinance, regulation, rule, code, Order, other requirement or rule of law.
“Liability” shall mean any direct or indirect indebtedness, liability, assessment, expense, claim, loss, damage, deficiency, obligation or responsibility, known or unknown, disputed or undisputed, joint or several, vested or unvested, executory or not, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, determinable or undeterminable, accrued or unaccrued, absolute or not, actual or potential, contingent or otherwise (including any liability under any guarantees, letters of credit, performance credits or with respect to insurance loss accruals).
“LIBOR” shall have the meaning given to such term in Section 2.7(a).

“Licensee” shall mean any Third Party that is a licensee or sublicensee of any Product Rights.
“Licensing Revenue” shall mean all amounts received by Purchaser or any of its Affiliates from any Licensee with respect to the license or sublicense or option of Product Rights or an option to the license or sublicense of Product Rights, in each case to such Licensee, but excluding [***]. For clarity, Licensing Revenue shall exclude amounts received by Purchaser or any of its Affiliates from any Licensee [***], but to the extent any such amounts received by Purchaser or its Affiliates for [***] shall be considered License Revenues.
“License Revenue Payments” shall mean the amounts payable to Seller with respect to Licensing Revenue under Section 2.6(a).
“Marketing Approval” shall mean, with respect to any Product in a country or other regulatory jurisdiction, the approval by the applicable Regulatory Authority in such country or jurisdiction of an NDA for such Product for a particular Indication in such country or jurisdiction.
[***].
[***].
[***].
“NDA” shall mean: (a) in the United States, a New Drug Application (as more fully described in 21 CFR §314.50 et seq. or its successor regulation) filed with the FDA, or any successor application thereto; or (b) in any other country or group of countries, the equivalent application or submission for approval to market a pharmaceutical product filed with the governing Regulatory Authority in such country or group of countries, including in the EU, a marketing authorization application filed with the EMA pursuant to the centralized EMA filing procedure, or, if the centralized EMA filing procedure is not used, filed with the relevant Regulatory Authority of any EU Country using the applicable filing procedures in such EU Country.
“Net Sales” shall mean the gross amount invoiced for sales of Product by Purchaser, its Affiliates or Licensees (in each case, a “Selling Party”) to Third Parties (other than Selling Parties), less the following deductions from such gross amounts [***]:
(a)    [***];
(b)    [***];
(c)    [***];
(d)    [***]; and
(e)    [***];
all as determined in accordance with the Accounting Standards used by the applicable Selling Party in its audited financial statements, consistently applied throughout the organization of the Selling

Party. All deductions for any of items (a) through (e) above shall be applied in a manner consistent with deductions applied to other pharmaceutical products of the Selling Party and will not be applied disproportionately to sales of Products.
Products [***]. Sales of Products between Selling Parties [***] shall be excluded from the [***], but the subsequent [***]. In the event of any sale or other disposition of a Product for any consideration [***], then for purposes of calculating Net Sales under this Agreement, such Product shall be deemed to be sold [***] during the applicable reporting period in the country in which such sale or other disposition occurred.
For Products which are [***], the Net Sales for such [***]. If neither of the foregoing applies, then the Parties shall determine the Net Sales of [***] in good faith based on the respective values of the components of [***]. In the event the Parties are not able to reach agreement, Net Sales for such Combination Product shall be determined by an expert jointly appointed by the Parties, with such determination to be based on the respective [***]. The decision of the expert shall be final and binding on the Parties and the fees of the expert shall be equally shared between the Parties.
“[***]” shall mean the treatment, prevention or diagnosis of any Indication that is [***].
“[***]” shall have the meaning given to such term in Section 2.4(a)(ii).
“[***]” shall have the meaning given to such term in Section 2.4(a)(ii).
“Order” shall mean any order, judgment, preliminary or permanent injunction, temporary restraining order, award, citation, decree, consent decree or writ of any Governmental Authority.
“Other Active” shall mean any active pharmaceutical ingredient that is not a Compound.
“Party” shall mean Seller or Purchaser, individually, as the context so requires, and the term “Parties” shall mean collectively, Seller and Purchaser.
“Patent Files” shall mean all files (including complete file histories) related to any Assigned Patent that are either in the possession of Seller or held or maintained on Seller’s behalf by Seller’s outside patent counsel, [***], immediately prior to the Closing, including all contents of such files.
“Person” shall mean an individual, corporation, partnership, limited partnership, limited liability company, limited liability partnership, syndicate, person (including a “person” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder), trust, association, entity or government or political subdivision, agency or instrumentality of a government.
“Phase 3 Trial” shall mean a human clinical trial that would satisfy the requirements for a Phase 3 study as defined in 21 CFR § 312.21(c) (or its successor regulation).
“Product” shall mean any pharmaceutical product containing or comprising any Compound, whether or not as the sole active ingredient, in any dosage, form or formulation.

“Product Rights” shall mean (a) a license or sublicense of rights to develop or commercialize a Compound or Product, or (b) an option or other right to obtain a license or sublicense covered by (a).
“Purchase Price” shall have the meaning given to such term in Section 2.3.
“Purchased Assets” shall have the meaning given to such term in Section 2.1.
“Purchaser” shall have the meaning given to such term in the preamble of this Agreement.
“Regulatory Authority” shall mean any regulatory agency, ministry, department or other governmental body having authority in any country or region to control the development, manufacture, marketing, and sale of pharmaceutical products, including the FDA, EMA and MHLW.
“Regulatory Exclusivity” shall mean marketing or data exclusivity conferred by the applicable Regulatory Authority in a country or jurisdiction on the holder of a Marketing Approval for a pharmaceutical product in such country or jurisdiction, including, by way of example and not of limitation, regulatory data exclusivity, orphan drug exclusivity, new chemical entity exclusivity and pediatric exclusivity.
“SEC” shall mean the U.S. Securities and Exchange Commission.
“Seller” shall have the meaning given to such term in the preamble of this Agreement.
“Seller INDs” shall mean [***].
“Surviving Person” shall have the meaning given to such term in Section 2.7(b).
“Tax Return” shall mean any return, report, statement, form or other documentation (including any additional or supporting material and any amendments or supplements) filed or maintained, or required to be filed or maintained, with respect to or in connection with the calculation, determination, assessment or collection of any Taxes.
“Taxes” shall mean: (i) any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind, imposed by any taxing authority, including taxes or other charges on, measured by, or with respect to income, franchise, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value-added or gains taxes; (ii) any Liability for the payment of any amounts of the type described in clause (i) as a result of being a member of an affiliated, combined, consolidated or unitary group for any taxable period; (iii) any Liability for the payment of amounts of the type described in clause (i) or clause (ii) as a result of being a transferee of, or a successor in interest to, any Person or as a result of an express or implied obligation to indemnify any Person; and (iv) any and all interest, penalties, additions to tax and additional amounts imposed in connection with or with respect to any amounts described in clause (i), clause (ii) or clause (iii).

“Third Party” shall mean any Person other than Seller or Purchaser or an Affiliate of Seller or Purchaser.
“Transaction Documents” shall mean, collectively, this Agreement, the Assignment and Assumption Agreement, the Patent Assignment and the IND Reference Letters.
“US” means the United States of America, including its territories and possessions.
“Update Report” shall have the meaning set forth in Section 2.4(c).
“Valid Claim” shall mean (a) any claim in any unexpired and issued patent that has not been disclaimed, revoked or held invalid or unenforceable by a decision of a court or other governmental agency of competent jurisdiction from which no appeal can be taken, or with respect to which an appeal is not taken within the time allowed for appeal, and that has not been disclaimed or admitted to be invalid or unenforceable through reissue, disclaimer or otherwise, or (b) any claim of a pending patent application that has not been abandoned, cancelled, finally rejected or expired without the possibility of appeal or re-filing.
1.2    Interpretation. Unless the context otherwise requires, the terms defined in Section 1.1 shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms defined herein. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”
ARTICLE 2

PURCHASE & SALE OF PURCHASED ASSETS
2.1    Purchased Assets. Subject to the terms and conditions of this Agreement, at the Closing, Seller shall to, sell, convey, transfer, assign and deliver to Purchaser, and Purchaser shall purchase and acquire from Seller all of Seller’s right, title and interest in and to all of the following (collectively, the “Purchased Assets”):

(a)	The Compounds;

(b)
All Assigned Technology, and all rights to sue for or assert claims against and remedies against past, present or future infringements of any or all of the Assigned Technology and rights of priority and protection of interests therein and to retain any and all amounts therefrom except to the extent relating to any Excluded Assets;

(c)	All Inventory; and

(d)	All Patent Files with respect to the Assigned Patents;
in each case, excluding the Excluded Assets. The Purchased Assets shall be sold to Purchaser on an “as-is” and “where-is” basis as of the Closing Date. Purchaser agrees that the Purchased Assets shall be delivered without any Seller warranties of whatever kind except for the representations provided in Article 3 of this Agreement, and that all Assumed Liabilities are assigned to and assumed by Purchaser. Notwithstanding anything to the contrary contained in Section 2.1 or elsewhere in this Agreement, all assets not specifically listed in Section 2.1 (collectively, the “Excluded Assets”) shall not be part of the sale and purchase contemplated hereunder, are excluded from the Purchased Assets, and shall remain the property of Seller after the Closing.
2.2    Assumed Liabilities. Except for the Assumed Liabilities, Purchaser shall not, by virtue of its purchase of the Purchased Assets, assume or become responsible for any Liabilities of Seller or any other Person in connection with this Agreement. Upon and subject to the terms, conditions, representations and warranties of Seller contained herein, Purchaser hereby assumes and agrees to pay, perform, and discharge in a timely manner when due any and all Liabilities (i) arising out of or relating to the prosecution and maintenance of the Assigned Patents arising on or after the Closing Date, (ii) for all research, development, manufacturing, registration, commercialization, use, handling, storage, sale, offer for sale, import or other disposition or exploitation of Compounds and Products on or after the Closing Date, (iii) for the ownership, operation, maintenance, sale, lease, disposition, exploitation or use of the Purchased Assets on or after the Closing Date, and (iv) for Taxes of Seller payable by Purchaser pursuant to Section 2.100 (collectively, the “Assumed Liabilities”).
2.3    Purchase Price; Payment of Purchase Price. The aggregate consideration for the [***] shall be (i) [***], to be paid by Purchaser to Seller at the Closing by wire transfer of immediately available funds (the “[***]”), (ii) the assumption by Purchaser of the Assumed Liabilities and (iii) all [***] that become due pursuant to Sections 2.44, 2.55 and 2.66, respectively (collectively, the “Purchase Price”).
2.4    Milestone Payments.
(a)    [***].
(i)    [***].

[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
_____________

*	[***]
(ii)    [***].

[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

(iii)    [***].
(b)    [***].
(c)    Diligence. Purchaser shall [***] to develop and obtain Marketing Approval of the Product [***] for [***]. For purposes of this Section 2.4(c), the term “[***]” means, with [***]. Until First Commercial Sale of a Product in [***], Purchaser shall send to Seller a status report regarding the development, manufacture and commercialization of Compounds and Products, including the status of efforts to [***], in January and June of each year (each such report, an “Update Report”), with the first such Update Report due in June 30, 2015. Within thirty (30) days after receipt of an Update Report, if the Seller requests a meeting with representatives of Purchaser to discuss such report, Purchaser shall make available for such a meeting those of its employees and representatives as are responsible for the applicable activities set forth in the Update Report, provided that Purchaser shall not be obligated to participate in such a meeting more than once per calendar year.
2.5    Royalties.
(a)    [***]:
(i)    [***]; and
(ii)    [***].
(b)    [***].
(c)    [***].
(d)    [***].
2.6    Licensing Revenue Payments.
(a)    [***].

[***]	[***]
[***]	[***]
[***]	[***]

(b)    Copy of [***]. Within thirty (30) days after the License Date for any Licensee, Purchaser shall deliver to Seller [***] from such copy(ies) any confidential and proprietary information that is not necessary for Seller [***] under this Section 2.66.
(c)    Reports and Payments. Within thirty (30) days after the receipt by Purchaser or its Affiliate of [***], Purchaser shall: (i) provide Seller with written notice thereof; which notice shall include [***].
2.7    Payments; Audits.
(a)    Exchange Rate; Manner and Place of Payment. All payments hereunder shall be payable [***]. Whenever conversion of amounts paid or reported to Purchaser or any of its Affiliates any foreign currency to US dollars is required, such conversion shall be made: (i) in the case of [***], at the rate of exchange used throughout the accounting system of Purchaser and its Affiliates for such calendar quarter; and (ii) in the case of [***], at the rate of exchange used throughout the accounting system of Purchaser and its Affiliates for Purchaser’s or its Affiliate’s most-recently completed calendar quarter. All payments owed under this Agreement shall be made by wire transfer to a bank and account designated in writing by Seller, unless otherwise specified in writing by Seller.
(b)    Responsibility for Payments. Purchaser shall not consolidate with or merge into any other Person, assign, convey, transfer, license or lease its properties and assets substantially as an entirety to any Person or assign, convey, transfer, license or lease substantially all the Purchased Assets or substantially all of the business or assets of Purchaser related to any Compound or Product, to any Person, unless (i) the Person formed by such consolidation or into which Purchaser is merged or the Person that acquires by conveyance or transfer, or that licenses or leases, the properties and assets of Purchaser (the “Surviving Person”) has expressly assumed the obligation to [***] and the obligation to perform every other duty and covenant of Purchaser under this Agreement; and (ii) in the event Purchaser assigns, conveys, transfers, licenses or leases its properties and assets in accordance with the terms and conditions of this Section 2.7(b), Purchaser and the Surviving Person shall be jointly and severally liable for [***] and the performance of every duty and covenant of Purchaser under this Agreement.
(c)    Audits. Until the expiration of [***] hereunder and for a period of three (3) years thereafter, Purchaser shall keep complete and accurate records pertaining to the sale or other disposition of Products for consideration by Purchaser, its Affiliates and their respective Licensees, and the receipt by Purchaser and its Affiliates of Licensing Revenue, in each case, in sufficient detail to permit Seller to confirm the accuracy of the [***]. Seller shall have the right to cause an independent, certified public accountant reasonably acceptable to Purchaser to audit such records to confirm [***], for a period covering not more than the preceding three (3) calendar years. Purchaser may require such accountant to execute a reasonable confidentiality agreement with Purchaser prior to commencing the audit. Such audits may be conducted during normal business hours upon reasonable prior written notice to Purchaser, but no more than frequently than once per year. No accounting period of Purchaser shall be subject to audit more than one time by Seller, unless after an accounting period has been audited by Seller, Purchaser restates its financial results for such accounting period, in which event Seller may conduct a second audit of such accounting period in accordance with this Section 2.7(c). Prompt adjustments (including remittances of underpayments or overpayments disclosed by such audit) shall be made by the parties to reflect the results of such audit. Seller shall bear the full cost of such audit unless such audit discloses an underpayment by Purchaser of 5% or more of the amounts due under this Agreement provided that such underpayment is at least $500,000, in which case Purchaser shall bear the full cost of such audit.
(d)    Late Payments. In the event that [***] due under this Agreement is not made when due, the payment shall accrue interest from the date due at the rate of the one-month London Interbank Offered Rate (“LIBOR”) as quoted in the Wall Street Journal (or if it no longer exists, similarly authoritative source) plus [***]; provided, however, that in no event shall such rate exceed the maximum legal annual interest rate. The payment of such interest shall not limit Seller from exercising any other rights it may have as a consequence of the lateness of any payment.
2.8    Allocation of Purchase Price. Purchaser and Seller shall cooperate in good faith to agree as to the allocation of the Purchase Price pursuant to Section 1060 of the Code and the treasury regulations promulgated thereunder. Purchaser and Seller agree to reflect such allocation on IRS Form 8594: Asset Acquisition Statement under Section 1060, including any required amendments or supplements thereto (“Form 8594”), in the form attached hereto as Exhibit B. Form 8594 shall be prepared jointly by Purchaser and Seller and shall be signed by the Parties within 45 days following the Closing Date. The Parties hereto further agree that: (a) the agreed upon allocation of Purchase Price shall be used in filing all required forms under Section 1060 of the Code and all Tax Returns; and (b) they will not take any position inconsistent with such allocation upon any examination of any such Tax Return, in any refund claim or in any tax litigation.
2.9    Closing. The consummation of the purchase and sale of the Purchased Assets and the Assumption of the Assumed Liabilities in accordance with this Agreement (the “Closing”) shall take place at the offices of Cooley LLP, 4401 Eastgate Mall, San Diego, CA 92121, concurrently with the execution and delivery of this Agreement by all of the Parties hereto, or at such other time and place as may be mutually agreed by the parties. The date of the Closing shall be referred to as the “Closing Date.” All events which shall occur at the Closing shall be deemed to occur simultaneously.
2.10    Transfer Taxes. Purchaser shall be responsible for the payment of any sales, use, transfer or similar taxes arising out of or in connection with the Acquisition; provided that Seller shall reimburse Purchaser for 50% of the amount of such payments promptly following written request from Purchaser, including documentation of any such payments.
2.11    Withholding. If a Law requires Purchaser to withhold Taxes of any type [***], Purchaser shall (i) deduct such Tax from the payment made to Seller, (ii) timely pay such Taxes for and on behalf of Seller to the proper Government Authority, and (iii) furnish Seller with documentation of such payment within thirty (30) days following such payment.
ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Purchaser that the statements contained in this Article 3 are true and correct as of the Closing Date.
3.1    Organization and Qualification. Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller has the requisite power to own, operate or lease the Purchased Assets and carry on its business as now being conducted.
3.2    Authority Relative to this Agreement. Seller has all requisite power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party, to perform its obligations hereunder and to consummate the Acquisition. The execution, delivery and performance of this Agreement and the other Transaction Documents by Seller and the consummation by Seller of the Acquisition have been duly and validly authorized by all necessary action of the Seller, and no other action on the part of the Seller is necessary to authorize this Agreement and the other Transaction Documents or to consummate the Acquisition. This Agreement and the other Transaction Documents have been duly executed and delivered by Seller and, assuming the due authorization, execution and delivery by the other Parties hereto, each such agreement constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors’ rights generally and to the effect of general principles of equity which may limit the availability of remedies, whether in a proceeding at Law or in equity (collectively, the “Exception”).
3.3    No Conflict. The execution and delivery of this Agreement and the other Transaction Documents by Seller do not, and the performance by Seller of its obligations hereunder and the consummation of the Acquisition and the transactions contemplated by the other Transaction Documents will not: (i) conflict with or violate any provision of the organizational documents of Seller or (ii) conflict with or violate any Law or Order applicable to Seller or by which any of the Purchased Assets or Seller is bound or affected.
ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF PURCHASER
Purchaser represents and warrants to Seller, that each of the following representations and warranties is true and correct as of the Closing Date:
4.1    Organization and Qualification. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted.
4.2    Authority Relative to this Agreement. Purchaser has all necessary power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party, to perform its obligations hereunder and to consummate the Acquisition. The execution and delivery of this Agreement and the other Transaction Documents by Purchaser and the consummation by Purchaser of the Acquisition have been duly and validly authorized by all necessary action of the Purchaser and its board of directors, and no other proceedings on the part of Purchaser are necessary to authorize this Agreement or to consummate the Acquisition. This Agreement and the other Transaction Documents have been or when executed and delivered will be duly executed and delivered by Purchaser and, assuming the due authorization, execution and delivery by the other Parties hereto, each such agreement constitutes a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, subject to the Exception.
4.3    No Conflict. The execution and delivery of this Agreement by Purchaser do not, and the performance by Purchaser of its obligations hereunder and the consummation of the Acquisition will not: (i) conflict with or violate any provision of Purchaser’s certificate of incorporation or bylaws, each as amended to date, or any resolutions adopted by the board of directors of Purchaser or (ii) conflict with or violate any Law or Order applicable to Purchaser or by which Purchaser is bound or affected.
4.4    No Implied Representations. Purchaser agrees that neither Seller nor any other Person acting on behalf of Seller has made or is making any representations or warranties, express or implied, except those representations set forth in Article 3 of this Agreement. WITHOUT LIMITING THE GENERALITY OR THE EFFECT OF THE FOREGOING, PURCHASER ACKNOWLEDGES THAT EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, PURCHASER IS ACQUIRING THE ASSETS “AS IS” AND “WHERE IS” AS OF THE CLOSING DATE, WITHOUT ANY EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES AS TO THE FITNESS, MERCHANTABILITY, NON-INFRINGEMENT OR CONDITION OF THE ASSETS OR AS TO ANY OTHER MATTER.
ARTICLE 5

CLOSING DELIVERABLES
5.1    Closing Deliverables of Purchaser. At the Closing, Purchaser shall deliver to Seller the following:
(a)    A duly executed Assignment and Assumption Agreement, in the form attached hereto as Exhibit A; and
(b)    Payment of the Closing Cash Payment.
5.2    Closing Deliverables of Seller. At the Closing, Seller shall deliver to Purchaser the following:
(a)    A duly executed Assignment and Assumption Agreement, in the form attached hereto as Exhibit A;
(b)    A duly executed Patent Assignment in the form attached hereto as Exhibit C; and

(c)    A duly executed letter to the FDA authorizing Purchaser to reference and rely upon all information and data contained in the Seller INDs and authorizing the FDA to cross reference the Seller INDs on behalf of Purchaser for any IND, NDA or other regulatory submission filed by Purchaser for the Compound or any Product in the form attached hereto as Exhibit G (the “IND Reference Letters”).
ARTICLE 6

ADDITIONAL COVENANTS
6.1    Further Assurances. Seller hereby agrees, without further consideration, for a period of sixty (60) days following the Closing Date, to execute and deliver following the Closing such other instruments of transfer and take such other action as Purchaser or its counsel may reasonably request in order to put Purchaser in possession of the Purchased Assets in accordance with this Agreement. In addition to the foregoing, for a period of sixty (60) days following the Closing Date, Seller shall execute and deliver, and shall cause its Affiliates to execute and deliver as applicable, to Purchaser such documentation as shall be reasonably requested and approved by Purchaser, including assignments in substantially the forms as approved by Purchaser, in order to transfer to Purchaser, and put Purchaser in possession of any Assigned Patents in any jurisdiction.
6.2    Patent Assignment. Promptly following the Closing, Purchaser shall file such patent assignments with the U.S. Patent and Trademark Office and with foreign patent offices as are necessary to record the assignment of the Assigned Patents to Purchaser, at Purchaser’s expense.
6.3    Public Announcements. Notwithstanding anything to the contrary contained herein, except as may be required to comply with the requirements of any applicable Law and the rules and regulations of any stock exchange upon which the securities of one of the parties is listed, from and after the date hereof, no press release or similar public announcement or communication shall be made or caused to be made by either Party and/or any of such Party’s Affiliates relating to this Agreement or the transactions contemplated hereby unless specifically approved in advance by the other Party; provided, however, that: (a) the Parties may jointly issue one or more press release(s) announcing the consummation of the transactions contemplated by this Agreement; (b) either Party may issue such press releases, public announcements or communications or make such SEC filings as it determines are reasonably necessary to comply with applicable Law (including disclosure requirements of the SEC) or with the requirements of any stock exchange on which securities issued by a Party or its Affiliates are traded provided that it gives at least seven (7) days advance written notice (or such lesser period if not practicable) to the other Party of such planned disclosure and considers in good faith any comments of the other Party; and (c) Seller may communicate with its members regarding this Agreement and the transactions contemplated hereby as may be required by applicable Law or Seller’s organizational documents or with respect to any payments hereunder, including [***].
6.4    Confidentiality. The provisions of that certain Confidentiality Agreement dated October 16, 2014, by and between Purchaser and Seller (the “Confidentiality Agreement”) are hereby incorporated herein and shall remain binding and in full force and effect; provided, however, that all obligations of the Purchaser under the Confidentiality Agreement with respect to the

Purchased Assets shall terminate simultaneously with the Closing. Except as otherwise provided herein or in the other Transaction Documents, Seller shall treat after the date hereof as strictly confidential all nonpublic, confidential or proprietary information concerning the Purchased Assets (“Confidential Information”); provided, however, that the foregoing obligations shall not apply to (a) any information which was or comes into the public domain through no breach of this Agreement by Seller, (b) any information in the possession of any Third Party that acquires Seller in connection with any type of merger, acquisition or change of control transaction, other than as a result of disclosure by Seller, (c) any information that is independently developed or discovered by any such Third Party acquiror without reference to information concerning the Purchased Assets that was in Seller’s possession on the Closing Date, (d) is rightfully communicated to any such Third Party acquiror by another Third Party, free and clear of any obligation of confidence, or (e) is or was communicated by the Purchaser to an unaffiliated Third Party free of any obligation of confidence. In addition, Seller shall not be prohibited from disclosing any portion of the Confidential Information that Seller is required to disclose by judicial or administrative process or, in the opinion of legal counsel, by other requirements of Law.
6.5    Expenses. Each of the Parties shall bear its own expenses incurred in connection with the preparation, execution and performance of this Agreement and the Acquisition, including all fees and expenses of its representatives.
6.6    Transfer of Purchased Assets. With respect to (i) Assigned Data in Seller’s possession and control, (ii) Patent Files and (iii) Inventory, Seller shall transfer and deliver all of the aforementioned items, promptly, but in any event within thirty (30) calendar days of the Closing Date, as may be requested by Purchaser, and at Purchaser’s expense for shipping and handling costs, to the locations, and in accordance with the instructions, specified by Purchaser. In the event that any of the abovementioned items reside in digital or electronic format on any equipment that is not included in the Purchased Assets, then the hard drive or other medium shall be imaged and provided to Purchaser in a reasonably accessible format. Seller will, to the extent any such Assigned Data or Patent Files exists in a form suitable for electronic transfer, make such transfer electronically.
ARTICLE 7

GENERAL
7.1    Survival.
(a)    The representations and warranties of Seller and Purchaser contained in this Agreement shall not survive the Closing.
(b)    All covenants and agreements made by Seller or Purchaser in or pursuant to this Agreement or any other Transaction Document shall survive the Closing and remain in full force and effect to give effect to their respective terms, unless otherwise expressly provided for by their terms.
7.2    Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by facsimile or sent, postage prepaid, by registered, certified or express mail or overnight courier service and shall be deemed given when so delivered by hand or facsimile, or if mailed, three (3) Business Days after mailing (one Business Day in the case of express mail or overnight courier service), to the parties at the following addresses or facsimiles (or at such other address or facsimile for a Party as shall be specified in a notice given in accordance with this Section 7.2):
(a)    If to Purchaser:
[***]

(b)    If to Seller:
[***]

7.3    Severability. If any provision of this Agreement for any reason shall be held to be illegal, invalid or unenforceable, such illegality shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such illegal, invalid or unenforceable provision had never been included herein.
7.4    Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be transferred, conveyed or assigned, in whole or in part, by operation of Law or otherwise, by either Party without the prior written consent of the other Party, except that: (a) Purchaser may assign, in its sole discretion, (i) any or all of its rights, interests and obligations under this Agreement to any of its subsidiaries or Affiliates, but no such assignment shall relieve Purchaser of any of its obligations hereunder, or (ii) provided that the terms and conditions of Section 2.7(b), if applicable, are satisfied, this Agreement in whole to a Third Party in connection with the transfer or sale of all or substantially all of Purchaser’s business related to the Purchased Assets to such third party, whether by merger, sale of stock, sale of assets or otherwise; and (b) Seller may assign, in its sole discretion, this Agreement in whole to a Third Party in connection with the transfer or sale of all or substantially all of Seller’s business to such third party, whether by merger, sale of stock, sale of assets or otherwise. Any assignment not in accordance with the foregoing shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the parties and their respective permitted successors and assigns.
7.5    No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Parties and their successors and permitted assigns and nothing herein expressed or implied shall give or be construed to give to any Person, other than the Parties and such successors and assigns, any legal or equitable rights hereunder.
7.6    Incorporation of Exhibits. All Exhibits and Schedules attached hereto and referred to herein are hereby incorporated herein and made a part of this Agreement for all purposes as if fully set forth herein.
7.7    Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF [***] OTHER

THAN CONFLICT OF LAWS PRINCIPLES THEREOF DIRECTING THE APPLICATION OF ANY LAW [***].
7.8    Headings; Interpretation. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provisions of this Agreement.
7.9    Counterparts; Facsimiles. This Agreement may be executed and delivered (including by electronic or facsimile transmission) in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.
7.10    Entire Agreement. This Agreement (including the Schedules and Exhibits attached hereto), the Transaction Documents executed in connection with the consummation of the Acquisition, and the Confidentiality Agreement (as amended by this Agreement), contain the entire agreement between the Parties with respect to the subject matter hereof and related transactions and supersede all prior agreements, written or oral, with respect thereto.
7.11    Specific Enforcement. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached or threatened to be breached and that an award of money damages would be inadequate in such event. Accordingly, it is acknowledged that the Parties shall be entitled to equitable relief, without proof of actual damages, to enforce performance of this Agreement in accordance with its terns, including an Order for specific performance, to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in addition to any other remedy under this Agreement. Each Party further agrees that neither the other Party nor any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 7.11, and each Party hereto irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.
7.12    Waivers and Amendments; Non-Contractual Remedies; Preservation of Remedies. This Agreement may be amended, superseded, canceled, renewed or extended only by a written instrument signed by all of the Parties. The provisions hereof may be waived only in writing signed by all of the Parties. No delay on the part of any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any Party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. Except as otherwise provided herein, the rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any Party may otherwise have at Law or in equity.

[Signatures appear on next page]

IN WITNESS WHEREOF, intending to be legally bound hereby, the Parties have caused this Agreement to be signed in their respective names by their duly authorized representatives as of the date first above written.
BRICKELL BIOTECH, INC.

By: /s/ Andy Sklawer
Name: Andy Sklawer
Title: Vice President, Operations

PANMIRA PHARMACEUTICALS, LLC

By: /s/ Edward O’Sullivan
Name: Edward O’Sullivan
Title: CFO

[SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT]

EXHIBIT A
FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

ASSIGNMENT
AND
ASSUMPTION AGREEMENT
THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is executed and delivered as of January 30, 2015 by and between PANMIRA PHARMACEUTICALS, LLC, a Delaware limited liability company (“Seller”), and BRICKELL BIOTECH, INC., a Delaware corporation (“Purchaser”). Seller and Purchaser are each referred to herein as a “Party” and, collectively, as the “Parties.”
RECITALS
WHEREAS, Seller and Purchaser have entered into that certain Asset Purchase Agreement dated as of January 30, 2015 (the “Purchase Agreement”) pursuant to which, among other things, Seller has agreed to sell, convey, transfer, assign and deliver the Purchased Assets to Purchaser, subject to the terms and conditions set forth in the Purchase Agreement, in exchange for the consideration provided for therein, including Purchaser’s assumption of the Assumed Liabilities. All capitalized terms not defined herein shall have the same meanings as set forth in the Purchase Agreement.
AGREEMENT
NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged by the Parties, the Parties hereby agree as follows:
1.    Assignment. Subject to and in accordance with the terms and conditions of the Purchase Agreement, Seller hereby sells, conveys, transfers, assigns and delivers to Purchaser and Purchaser hereby assumes all of Seller’s right, title and interest in and to the Purchased Assets.
2.    Assumption of Liabilities. Purchaser hereby assumes and agrees to pay, perform and discharge, subject to and in accordance with the terms and conditions of the Purchase Agreement, each of the Assumed Liabilities.
3.    Further Assurances. Seller hereby agrees, without further consideration, for a period of sixty (60) days following the Closing Date, to execute and deliver following the Closing such other instruments of transfer and take such other action as Purchaser or its counsel may reasonably request in order to put Purchaser in possession of the Purchased Assets in accordance with this Agreement. In addition to the foregoing, for a period of sixty (60) days following the Closing Date, Seller shall execute and deliver, and shall cause its Affiliates to execute and deliver as applicable, to Purchaser such documentation as shall be reasonably requested and approved by Purchaser, including assignments in substantially the forms as approved by Purchaser, in order to transfer to Purchaser, and put Purchaser in possession of any Assigned Patents in any jurisdiction.

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4.    Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF [***] OTHER THAN CONFLICT OF LAWS PRINCIPLES THEREOF DIRECTING THE APPLICATION OF ANY LAW OTHER THAN THAT [***].
5.    Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be transferred, conveyed or assigned, in whole or in part, by operation of Law or otherwise, by either Party without the prior written consent of the other Party, except that: (a) Purchaser may assign, in its sole discretion, (i) any or all of its rights, interests and obligations under this Agreement to any of its subsidiaries or Affiliates, but no such assignment shall relieve Purchaser of any of its obligations hereunder, or (ii) provided that the terms and conditions of Section of the Purchase Agreement, if applicable, are satisfied, this Agreement in whole to a Third Party in connection with the transfer or sale of all or substantially all of Purchaser’s business related to the Purchased Assets to such third party, whether by merger, sale of stock, sale of assets or otherwise; and (b) Seller may assign, in its sole discretion, this Agreement in whole to a Third Party in connection with the transfer or sale of all or substantially all of Seller’s business to such third party, whether by merger, sale of stock, sale of assets or otherwise. Any assignment not in accordance with the foregoing shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the parties and their respective permitted successors and assigns.
6.    Miscellaneous. This Agreement is subject to, and shall be construed in accordance with, the Purchase Agreement, and in the event of a conflict between the provisions of this Agreement and the provisions of the Purchase Agreement (insofar as such provisions relate to the rights and obligations of Purchaser, on the one hand, and Seller, on the other hand), the provisions of the Purchase Agreement shall prevail. This Agreement may be executed and delivered (including by electronic or facsimile transmission) in two or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together, shall constitute one and the same agreement.
[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the undersigned have executed this ASSIGNMENT AND AGREEMENT as of the date first written above.
SELLER:

PANMIRA PHARMACEUTICALS, LLC

By: /s/ Edward O’Sullivan
Name: Edward O’Sullivan
Title: CFO

PURCHASER:

BRICKELL BIOTECH, INC.

By: /s/ Andy Sklawer
Name: Andy Sklawer
Title: Vice President, Operations

[Signature Page to Assignment and Assumption Agreement]

EXHIBIT B
FORM 8594

EXHIBIT C
FORM OF PATENT ASSIGNMENT

Execution Version
PATENT ASSIGNMENT AGREEMENT
This Patent Assignment Agreement (this “Assignment”) is dated as of January 30, 2015 (the “Effective Date”), and is entered into between Panmira Pharmaceuticals, LLC, a Delaware corporation haying its place of business at P.O. Box 81946, San. Diego, CA 92138, U.S.A. (“Assignor”) and Brickell Biotech, Inc., a Delaware corporation, having its place of business at 2600 SW 3rd Avenue, Suite 350, Miami, Florida, 33129, U.S.A.(“Assignee”).
WHEREAS, Assignor and Assignee have entered into an Asset Transfer Agreement dated as of January 30, 2015 (the “Asset Transfer Agreement”), whereby Assignor has agreed to sell, assign and transfer to Assignee Transferred Patent Rights (capitalized terms not otherwise defined herein will have the meanings ascribed thereto in the Asset Transfer Agreement); and
WHEREAS, Assignor is the, owner of the entire right; title and interest in, to and under the Transferred Patent Rights; and
WHEREAS, this Assignment is the Patent Assignment Agreement referred to in Section 5.2(b) of the Asset Transfer Agreement;
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
Assignor hereby sells, assigns, transfers and sets over to Assignee and its successors, assigns and other legal representatives all of Assignor’s right, title and interest in and to the certain Transferred Patent Rights disclosed in Schedule A attached hereto (“the “Schedule A Transferred Patent Rights”), including for clarity, [***].
Assignor authorizes and requests the United States Commissioner of Patents and Trademarks and any other applicable government authority to record Assignee as the assignee and Owner of the Schedule A Transferred Patent Rights, and issue any and all registrations thereto to Assignee, as assignee of the entire right, title and interest in, to and under the same, for the sole use and enjoyment of Assignee-and its successors, assigns or other legal representatives.
Assignor shall provide to Assignee, its successors, assigns or other legal representatives, cooperation and assistance at Assignee’s request and expense but without additional compensation, in connection with (1) execution and delivery, or causing the execution and delivery, of any and all further-documentation including country specific assignments; affidavits, declarations; oaths, samples, exhibits, specimens and other documentation as may be reasonably required; (2) preparation and prosecution of arty application within the Schedule A Transferred Patent Rights that Assignee may reasonably deem appropriate that may be secured under the laws now or hereafter in. effect in the United States or any foreign countries; (3) prosecution or defense of any cancellation, opposition, infringement or other proceedings that may arise in connection with any of the Schedule A Transferred Patent Rights, including without limitation, testifying as to any facts relating to the

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Schedule A Transferred Patent Rights and this Assignment; (4) enforcement of Assignee’s rights in any Schedule A Transferred Patent Rights; and (5) implementation, perfection and/or recording of this Assignment and any foreign country specific assignments required by patent offices of foreign countries.
This Assignment will inure to the benefit of Assignee, its successors and assigns, and will hind Assignor and its successors and permitted assigns, except that Assignor may not assign this Assignment without the consent of Assignee. This Assignment will be governed -in all respects, whether as to validity, construction, capacity, performance or otherwise, by the [***] without reference to its conflicts of law provisions. If any term or provision of this. Assignment will, to any extent or for any reason, he held to be invalid or unenforceable, the remainder of this Assignment will not be affected thereby and will be construed as i f such invalid or unenforceable provision had never been contained herein or been applicable in such circumstances. This Assignment may not be amended unless mutually-agreed upon in writing by both Assignee and Assignor, and no waiver will be effective unless signed by Assignee.

[The remainder of the page left blank intentionally signature page follows]

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Execution Version

IN WITNESS WHEREOF, Assignor has caused this Assignment to be duly executed as of the date first above written.
Date:_1/30__________, 2015            /s/ Edward O’Sullivan
Name: Edward O’Sullivan ________
Title: CFO______________

State of California_________    )
)    SS:
County of San Diego ______ )
On this the _30_ day of _ January , 2015, Edward O’Sullivan, personally appeared before me, to me known to be the person named in and who executed the above Assignment individually, and acknowledged to me that he executed the same. for the uses and the purposes therein mentioned.

RECEIVED AND AGREED TO BY ASSIGNEE:
Date: January 30, 2015            /s/ Andy Sklawer
Name: Andy Sklawer
Title: Vice President, Operations

State of Florida_________)
)     SS:
County of Dade_________)
On this the _30__ day of ___January_____, 2015, _____________________, personally appeared before me, to me known to be the person named in and who executed the above Assignment individually, and acknowledged to me that he executed the same. for the uses and the purposes therein mentioned.
SEAL                        /s/Merdedes Estevez

[The remainder of the page left blank intentionally; witness signature page follows]

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Execution Version
STATEMENT BY WITNESS:
I, Amy Halman Rice (name of witness), whose full post office address is
4401 Eastgate Mall, San Diego CA 92121 (address of witness) was personally present and did see
Edward O’Sullivan (name of representative for Assignor) execute the above assignment.
Date: _ January 30, 2015            /s/ Amy Halman Rice _
                            [[Name of Witness 1]]

STATEMENT BY WITNESS:
I, Debra Park (name of witness), whose full post office address is
4401 Eastgate Mall, San Diego, CA 92121 (address of witness) was personally present and did see
Edward O’Sullivan (name of representative for Assignor) execute the above assignment.
Date: _ January 30, 2015            _/s/ Debra Park ______
                            [[Name of Witness 2]]

STATEMENT BY WITNESS:
I, Richard C. Belmont, Jr. (name of witness), whose full post office address is
888 Baker Log Dr., Miami, FL 33131 (address of witness) was personally present and did see
Andy Sklawer     (name of representative for Assignor) execute the above assignment.
Date: January 30, 2015            /s/ Richard C. Belmont, Jr. _

STATEMENT BY WITNESS:
I, Alfredo Vado (name of witness), whose full post office address is
502 NW 87 Ave., Apt 411, Miami, FL 33172 (address of witness) was personally present and did see Andy Sklawer (name of representative for Assignor) execute the above assignment.
Date: January 30, 2015            /s/_ Alfredo Vado ______
[The remainder of the page left blank intentionally; Schedule A follows]

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A Notary Public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

CALIFORNIA ALL-PURPOSE ACKNOWLEDGEMENT
STATE OF CALIFORNIA            )
) ss.
COUNTY OF SAN DIEGO            )

On _January 30, 2015___before me, Brigitte Caric , Notary Public, personally appeared Edward O’Sullivan.

who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing is true and correct.

WITNESS my hand and official seal.

_/s/ Brigitte Caric ________________
   Signature of Notary Public

OPTIONAL
Though the information below is not required by law, it may prove valuable to persons relying on the document and could prevent fraudulent removal and reattachment of this form to another document.
Description of Attached Document
Title or Type of Document:
Document Date:                      Number of Pages
Signer(s) Other Than Named Above:

Capacity(ies) Claimed by Signer
Signer’s Name:
☐ Individual
☐ Corporate Officer – Title(s):
☐ Partner – ☐ Limited ☐ General
☐ Attorney-in-Fact

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☐ Trustee
☐ Guardian or Conservator
☐ Other:

Signer is representing:

6

EXHIBIT D
ASSIGNED PATENTS

[***]

EXHIBIT E-1
[***] COMPOUND STRUCTURE
[***]

EXHIBIT E-2
[***] COMPOUND STRUCTURE
[***]

EXHIBIT F
INVENTORY
[***]

EXHIBIT G
[***] REFERENCE LETTER

[***]

EXHIBIT H
[***] REFERENCE LETTER

[***]